Exhibit 5.1

BAUMAN & ASSOCIATES LAW FIRM
FREDERICK C. BAUMAN
Attorney-at-Law
Nevada Bar No. 8370
6440 Sky Pointe Dr., Ste 140-149
Las Vegas, NV 89131 U.S.A.
www.lawbauman.com
(702) 533-8372
(800) 991-8697
fred@lawbauman.com

November 4. 2013

CHARGER MINERALS CORPORATION
5067 East 26th Drive
Bellingham, WA 98226
Attn: Robert Card - President

Ladies and Gentlemen:

As counsel  for the  Company,  we have  examined  the  Company's  articles  of incorporation,   by-laws,  and  such  other  corporate  records,  documents  and proceedings and such questions of law that we have deemed relevant for the purpose of this opinion.

We have also,  as counsel for the Company,  examined the  Registration  Statement (the  "Registration  Statement")  of the  Company  on Form S-1 and the amendments thereto,  covering  the registration  under  the   Securities  Act of 1933 of 1,670,000 shares  of the Company's common stock, $.001 par value, of the Company (the "Common Stock").

Our review has also included the form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, we are of the opinion that:

1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada,  with corporate power to conduct its business as described in the Registration Statement.

2. The Company has an authorized capitalization of 100,000,000 shares of Common Stock and no shares of Preferred Stock.

3. The shares of Common Stock currently issued and outstanding are duly and validly issued, fully paid and non-assessable, pursuant to the corporation law of the State of Nevada.

4. The  shares of Common  Stock  offered  in the  Registration  Statement are duly and  validly  issued, fully  paid and  non-assessable, pursuant to the corporate law of the State of Nevada.

This  opinion   includes  our opinion  on  Nevada  law   including   the  Nevada Constitution,  all  applicable  provisions  of  Nevada  statutes,  and  reported judicial decisions interpreting those laws.

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the inclusion of this opinion in the Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the SEC promulgated thereunder or Item 506 of Regulation S-K.

Very truly yours,

/S/ Frederick C. Bauman
Frederick C. Bauman, Esq.